Exhibit 99.2

ProFibrix B.V. (A Development Stage Company)
US GAAP Financial Statements 2012
BioScience Park Leiden, the Netherlands
August 5, 2013

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Consolidated financial statements

   Consolidated Balance Sheet
   Consolidated Statements of Operations
    Consolidated Statements of Comprehensive Income
   Consolidated Statements of Stockholders’ Deficit
   Consolidated Statements of Cash Flows
   Notes to the Consolidated Financial Statements

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Consolidated Balance Sheet

	Notes	31.12.2012
		EUR
Assets
Current assets
Cash and cash equivalents		2,465,843
Restricted cash	3.19	250,000
Other receivables	12	422,277
Total current assets		3,138,120

Non-current assets Property and equipment, net	9	111,448
Intangible assets	10	30,519
Restricted cash	3.19	500,000
Total non-current assets		641,967

Total assets		3,780,087

Liabilities
Current liabilities	15
Accounts payable		1,322,887
Convertible notes payable		15,427,364
Short-term part of borrowings		1,616,773
Social securities and other taxes		83,260
Deferred grant income		45,727
Other current liabilities		1,493,441
Total current liabilities		19,989,452
Non-current liabilities
Long-term liabilities	14	7,588,986
Total liabilities		27,578,438

Commitments and contingencies	16, 17	-

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Stockholders’ deficit	13

Preferred A stock; € 0.01 nominal value; 29,629,200 authorized and 12,434,523 issued and outstanding at December 31, 2012		124,345

Preferred B stock ; € 0.01 nominal value; 29,629,200 authorized and 16,414,459 issued and outstanding at December 31, 2012		164,145

Common stock; € 0.01 nominal value; 29,629,200 authorized and 5,643,925 issued and outstanding at December 31, 2012		56,439
Additional Paid-in Capital		28,958,013
Deficit accumulated during development stage		(53,109,319)
Accumulated other comprehensive income		8,026
Total stockholders’ deficit		(23,798,351)

Total liabilities and stockholders’ deficit		3,780,087

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Consolidated Statements of Operations

	Note	Year ended 31.12.2012	Period from January 29, 2004 (Inception) through December 31, 2012
		EUR	EUR

Product sales		-	494,395
License revenues		-	161,421
Total revenues		-	655,816
Cost of product sales		-	120,000
Gross profit		-	535,816

Income from grants		77,792	314,761
Total other operating income		77,792	314,761
Operating expenses: Research and development	5	16,346,959	46,918,497
General and administrative		1,503,741	5,169,010
Total operating expenses		17,850,700	52,087,507

Loss from operations		(17,772,908)	(51,236,930)

Financial expense (net)	7	(1,244,145)	(1,925,748)
Total financial expense		(1,244,145)	(1,925,748)
Net loss before income tax		(19,017,053)	(53,162,678)

Corporate income taxes	8	(47,081)	53,359

Net loss		(19,064,134)	(53,109,319)

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Consolidated Statements of Comprehensive Income

	Note	Year ended 31.12.2012	Period from January 29, 2004 (Inception) through December 31, 2012
		EUR	EUR

Net loss		(19,064,134)	(53,109,319)

Foreign currency translation
Gain (loss) on foreign currency translation		(11,072)	8,026
Comprehensive income		(19,075,206)	(53,101,293)

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Consolidated Statements of Stockholders’ Deficit

		Preferred stock		Common stock		Additional Paid-in Capital	Accumulated Other Comprehensive Income	Deficit accumulated in development stage	Total stockholders’ deficit
	Note	Shares	Amount	Shares	Amount

Balance at January 29, 2004 (Inception)		-	-	-	-	-	-	-	-

Proceeds from issuance of common stock in January 2004		-	-	4,000,000	40,000	-	-	-	40,000
Proceeds from issuance of common stock in 2005		-	-	973,000	9,730	483,348	-	-	493,078
Proceeds from issuance of common stock for Fibrocaps patents based on market value		-	-	290,000	2,900	144,060	-	-	146,960
Proceeds from issuance of Preferred A-stock in 2007		5,802,778	58,028	-	-	4,119,972	-	-	4,178,000
Proceeds from issuance of Preferred A-stock in 2008		6,631,745	66,317	-	-	4,708,540	-	-	4,774,857
Proceeds from issuance of common stock in 2009		-	-	80,000	800	43,200	-	-	44,000
Proceeds from issuance of Preferred B-stock in 2009		7,407,407	74,074	-	-	7,891,449	-	-	7,965,523
Fair value equity option convertible notes payable		-	-	-	-	12,750		-	12,750
Proceeds from issuance of common stock in 2011		-	-	300,925	3,009	-	-	-	3,009
Proceeds from issuance of Preferred B-stock in 2011		9,007,052	90,071	-	-	10,833,622	-	-	10,923,693
Other comprehensive income		-	-	-	-	-	19,098	-	19,098
Stock-based compensation	13	-	-	-	-	555,108	-	-	555,108
Net loss	13	-	-	-	-	-	-	(34,045,185)	(34,045,185)
Balance at December 31, 2011		28,848,982	288,490	5,643,925	56,439	28,792,049	19,098	(34,045,185)	(4,889,109)

Net loss		-	-	-	-	-	-	(19,064,134)	(19,064,134)
Other comprehensive income for the year		-	-	-	-	-	(11,072)	-	(11,072)
Total comprehensive income for 2012		-	-	-	-	-	(11,072)	(19,064,134)	(19,075,206)
Warrants issued with convertible notes payable		-	-	-	-	52,034	-	-	52,034
Stock-based compensation	13	-	-	-	-	113,930	-	-	113,930
Balance at December 31, 2012		28,848,982	288,490	5,643,925	56,439	28,958,013	8,026	(53,109,319)	(23,798,351)

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Consolidated Statements of Cash Flows

	Note	Year ended 31.12.2012	Period from January 29, 2004 (Inception) through December 31, 2012
		EUR	EUR
Cash flows from operating activities
Net loss		(19,064,134)	(53,109,319)
Adjustments to reconcile net loss to net cash used in operating activities:
- Depreciation and amortization	9,10	75,328	329,646
- Stock-based compensation	6	113,930	683,437
- Interest income and expenses	7	1,123,868	1,929,759
- Impairment loss on Haemostatix		-	1,465
Changes in operating assets and liabilities:
- Other receivables		432,768	(422,277)
- Accounts payable		190,228	2,899,588
Net cash used in operations		(17,128,012)	(47,687,701)

Cash flows from investing activities
Purchase of property and equipment		(25,355)	(322,092)
Purchase of financial assets	9	-	(1,465)
Net cash used in investing activities		(25,355)	(323,557)

Cash flows from financing activities Proceeds from issuance of common and preferred stock	13	-	26,128,923
Proceeds from convertible notes payable	15	15,000,000	17,250,000
Proceeds from long-term loans		-	7,535,000
Repayment of long-term loans		(300,000)	(442,291)
Net cash provided by financing activities		14,700,000	50,471,632

Exchange rate effects and translation differences on cash		(10,803)	5,469
Net (decrease)/increase in cash and cash equivalents		(2,464,170)	2,465,843

Cash and cash equivalents - beginning of period		4,930,013	-
Cash and cash equivalents – end of period		2,465,843	2,465,843

Supplemental disclosures of Cash Flow Information
Corporate income tax received (paid)		(49,196)	56,188
Interest received (paid)		(94,787)	60,196

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Notes to the consolidated financial statements
1. Description of business
ProFibrix B.V. and its 100% subsidiary (“ProFibrix” or the “Company”) is a biopharmaceutical Company which leverages its expertise in fibrinogen technology to develop and market innovative products for the haemostasis and regenerative medicine markets. The Company’s products are aimed at treatments that stop acute and severe bleeding during surgery or after trauma injury and support tissue repair. At the heart of all ProFibrix products is human fibrinogen a matrix protein with unique functional properties that plays a pivotal role in blood clotting and tissue healing.
ProFibrix B.V. is a limited liability company incorporated in the Netherlands, with its statutory seat in Leiderdorp. The address of its headquarters and registered office is Zernikedreef 9, 2333 CK Leiden, the Netherlands.
The Company is in its development stage as defined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 915, Development Stage Entities. The Company’s activities since inception have consisted principally of acquiring product and technology rights, raising capital and performing research and development activities. Since inception, the Company has incurred significant losses from operations and expects losses to continue for the foreseeable future. The Company’s success depends primarily on the successful development and regulatory approval of its product candidates and its ability to obtain adequate financing as discussed below.
Liquidity Matters

The Company strengthened its financial position in February 2012 through the successful closing of a EUR 12.0 million convertible notes payable Agreement with its existing investors, followed in November 2012 with an additional convertible notes payable Agreement amounting to EUR 6.0 million also sponsored by all four existing investors (of which EUR 3.0 million had been drawn before year-end). On April 20, 2013 the Company agreed to increase the additional convertible notes payable with EUR 3.0 million to a total amount of EUR 9.0 million.
On November 28, 2012 Agentschap NL granted the Company a second loan under its Innovation Credit scheme of EUR 4.7 million to finance the further Phase III clinical development of FibrocapsTM. The first payment amounting to EUR 2.0 million has been received in January 2013 and the second payment amounting to EUR 2.7 million has been received in April 2013.
On June 4, 2013 the Company and The Medicines Company announced an agreement for The Medicines Company to purchase all of the outstanding capital stock of ProFibrix B.V. subject to satisfactory review of the pending Phase 3 clinical trial results of our lead product FibrocapsTM. Under the terms of the agreement we received a USD 10 million upfront option payment.

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If the Medicines Company is satisfied with the trial results it will purchase all of the outstanding capital stock at closing after conversion of the € 12.0 million convertible notes payable received in 2012. The additional convertible notes payable amounting to € 9.0 million (of which currently € 7.0 million is drawn) and the loans from Agentschap NL and ABNAMRO-bank will be repaid at closing (including accumulated interest). We received positive data from our phase 3 clinical trials and after review by the Medicines Company, the purchase options for all the outstanding capital stock of the Company was executed by them. Closing of the acquisition took place on August 5, 2013.

The Medicines Company confirmed to provide the resources that are necessary for the Company to meet its financial obligations. As a consequence the Company has sufficient funds for a period of at least 12 months after balance sheet date. These financial statements have therefore been prepared based on going concern.

2. New U.S. GAAP Accounting Pronouncements
The 2012 consolidated financial statements of ProFibrix B.V. have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). New Standards and Interpretations, which became effective as of January 1, 2012, did not have a material impact on our consolidated financial statements.
In June 2011, the FASB issued ASU No. 2011-05, “Comprehensive Income (Topic 220)”. Under the ASU, an entity has the option to present comprehensive income in either one continuous statement or two consecutive financial statements. Under both options, an entity is required to present each component of net income along with total net income, each component of other comprehensive income (“OCI”) along with a total for OCI and a total amount for comprehensive income. The option under current guidance which permits the presentation of components of OCI as part of the statement of changes in shareholders’ equity has been eliminated. In December 2011, the FASB issued ASU 2011-12 which indefinitely defers certain provisions of ASU 2011-05, the main deferred provision relating to a requirement for entities to present reclassification adjustments out of accumulated OCI by component in both the statements in which net income is presented and the statement in which OCI in any period is presented. The ASU is effective for annual and interim periods beginning after December 15, 2011. We have adopted this standard; adoption had no impact on our consolidated financial statements.
In December 2011, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2011-11 “Disclosures about Offsetting Assets and Liabilities”. Under the new guidance, the entities must disclose both gross information and net information about both instruments and transactions eligible for offset on the balance sheet in accordance with the offsetting guidance in ASC 210-20-45 or ASC 815-10-45, and instruments and transactions subject to an agreement similar to a master netting arrangement. The new guidance will be effective for us beginning January 1, 2013. Other than requiring some additional disclosures, we do not anticipate material impacts on our consolidated financial statements upon adoption.

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In July 2012, the FASB issued ASU No. 2012-02 “Testing Indefinite-Lived Intangible Assets for Impairment”. This ASU amends the guidance in ASC 350-30 on testing indefinite-lived intangible assets, other than goodwill, for impairment. The FASB issued the ASU in response to feedback on ASU 2011-08, which amended the goodwill impairment testing requirements by allowing an entity to perform a qualitative impairment assessment before proceeding to the two-step impairment test. The new guidance will be effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted. The ASU 2012-02 will not have any effect on our consolidated financial statements.
In October 2012 the FASB issued ASU No. 2014-04 “Technical Corrections and Improvements”. This ASU makes certain technical corrections (i.e., relatively minor corrections and clarifications) and “conforming fair value amendments” to the FASB Accounting Standards Codification (the “Codification”). The new guidance will be effective for fiscal years beginning after December15, 2012. We do not anticipate material impacts on our consolidated financial statements upon adoption.
In February 2013, FASB issued guidance establishing new requirements for disclosing reclassifications of items out of accumulated other comprehensive income. Specifically, (1) disclosure is required of the changes in components of accumulated OCI, (2) disclosure is required of the effects on individual line items in net income for each item of accumulated OCI that is reclassified in its entirety to net income, and (3) cross references are required to other disclosures that provide additional details for OCI items that are not reclassified in their entirety to net income. The guidance will be effective for interim and annual periods beginning after December 15, 2012. We are in the process of evaluating this guidance and currently do not believe that it will have a material effect on our consolidated financial statements.
3.     Summary of Significant Accounting Policies
3.1    Statement of compliance
The consolidated financial statements of ProFibrix B.V. and its subsidiary have been prepared in accordance with U.S. generally accepted accounting principles (GAAP).
3.2    Basis of preparation and use of estimates
The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make judgments, estimates and assumptions that affect the amounts reported in the Company’s financial statements and accompanying notes. The accounting estimates that require the Company to make significant judgments include, but are not limited to, the valuation of its preferred stock, common stock, and stock options for purposes of determining stock-based compensation. Actual results could differ materially from those estimates and such differences could affect the result of operations in future periods.
3.3    Basis of consolidation
The consolidated financial statements incorporate the financial statements of the ProFibrix B.V. and its 100% subsidiary ProFibrix Inc.

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All intercompany transactions, balances, income and expenses are eliminated in full on consolidation.
3.4    Revenue recognition
Revenue comprises the fair value of the sale of goods and services, and is shown net of value added tax, rebates and discounts and after eliminated sales within the Company.
Revenues from goods are recognized upon delivery. The cost price of these goods is allocated to the same period.
License and royalty revenues include amounts earned from third parties with licenses and/or options to the Company’s intellectual property. License and royalty revenues are recognized when earned in accordance with the substance and under the terms of the related agreements and when it is probable that the economic benefits associated with the transaction will flow to the entity and the amount of the revenue can be measured reliably.
3.5    Government grants
Government grants are not recognized until there is reasonable assurance that the Company will comply with the conditions attached to them and that grants will be received.
The benefit of a government loan at a below-market rate of interest is treated as a government grant, measured as the difference between proceeds received and the fair value of the loan based on prevailing market interest rates.
Other government grants are recognized as other operating income over the period necessary to match them with the costs for which they are intended to compensate, on a systematic basis. Government grants that are receivable as compensation for expenses or losses already incurred or for the purpose of giving immediate financial support to the Company with no future related costs are recognized in profit or loss in the period in which they become receivable.
The WBSO (“law for stimulation of research and development”) is a fiscal facility that provides grants to companies, knowledge centers and self-employed people who perform research and development activities (as defined in the WBSO Act). Under this Act, a contribution is paid towards the labor costs of employees directly involved in research and development. The contribution is in the form of a reduction of payroll taxes and social security contributions. Grants relating to labor costs (WBSO) are deferred and recognized in the income statement as negative labor costs over the period necessary to match them with the labor costs that they are intended to compensate.

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3.6    Operating leases
Leases in which a significant portion of the risks and rewards of ownership are retained by the lessor are classified as operating leases. Payments made under operating leases (net of any incentives received from the lessor) are charged to the income statement on a straight-line basis over the period of the lease.
3.7     Foreign currencies
Items included in the financial statements of each of the Company’s entities are measured using the currency of the primary economic environment in which the entity operates (“the functional currency”). The consolidated financial statements are presented in Euros, which is the Company’s functional and presentation currency.
Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in the income statement.
3.8    Classes of financial instruments
Classes of financial instruments
Financial instruments can be both primary financial instruments, such as receivables and payables, and financial derivatives. For the accounting principles of primary financial instruments, reference is made to the accounting principles per individual class of financials instruments.
Financial derivatives are valued at fair value. Upon first recognition, financial derivatives are recognized at fair value and then revalued at fair value as at balance sheet date.

Fair Value Measurement
Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions and risk of nonperformance.

A fair value hierarchy was established which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of inputs that may be used to measure fair value are as follows:

Level I – Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date;

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Level II – Inputs are observable, unadjusted quoted prices in active markets for similar assets or liabilities, unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities; and
Level III – Unobservable inputs that are significant to the measurement of the fair value of the assets or liabilities that are supported by little or no market data.

As of December 31, 2012 the Company’s derivatives consisted of one interest rate swap. The valuation of this interest rate swap is based on level II inputs. The valuation technique used to determine the fair value of the interest rate swap is the Net Present Value technique, which is the estimated amount that a bank would receive or pay to terminate the swap agreements at the reporting date, taking into account current interest rates.
3.9    Pension obligations
The Company operates a defined contribution pension plan for all employees funded through payments to an insurance company. The Company has no legal or constructive obligation to pay further contributions once the contributions have been paid. The contributions are recognized as employee benefit expense when they are due. Prepaid contributions are recognized as an asset to the extent that a cash refund or a reduction in the future payments is available.
3.10        Stock-based payments

The Company operates an equity-settled stock-based compensation plan. The Company accounts for stock-based compensation following the provisions of FASB ASC Topic 718, Stock Compensation. The Company measures compensation cost for share-based payment awards granted to employees and non-employee directors at fair value using the Black-Scholes option pricing model.
The fair value determined at the grant date of the equity-settled stock-based payments is expensed over the requisite service period based on the estimated grant-date fair value of the awards and forfeiture rates. At the end of each reporting period, the Company revises its estimate of the number of equity instruments expected to vest. The impact of the revision of the original estimates, if any, is recognized in profit or loss such that the cumulative expense reflects the revised estimate, with a corresponding adjustment to additional paid-in capital (common stock) within shareholders’ deficit.
Equity-settled stock-based payment transactions with parties other than employees are measured based on the fair value of the goods or services or the fair value of the equity instruments issued, depending on which is more reliably measurable..
3.11    Bonus plans
The Company recognizes a liability and an expense for bonuses if contractually obliged or if there is a past practice that has created a constructive obligation.

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3.12    Taxation

The Company accounts for uncertain tax positions in accordance with Accounting Standards Codification Topic 740, Income Taxes (ASC 740). ASC 740 provides for the recognition of deferred tax assets if realization of such assets is more likely than not. The Company uses the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and the tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company must then assess the likelihood that the resulting deferred tax assets will be realized. A valuation allowance is provided when it is more likely than not that some portion or all of a deferred tax asset will not be realized. Due to the Company’s lack of earnings history, its net deferred tax assets have been fully offset by a valuation allowance.
3.13    Property and equipment
Property and equipment comprise mainly laboratory equipment, furniture and computer hardware and software. All property and equipment are stated at historical cost less depreciation. Historical cost includes expenditure that is directly attributable to the acquisition of the items.
Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that the future economic benefits associated with the item will flow to the Company and the cost of the item can be measured reliably. All other repairs and maintenance charges are expensed in the financial period in which these are incurred.
Depreciation is calculated using the straight-line method to allocate the cost of the assets to their residual values over their estimated useful lives. Property and equipment are depreciated as follows:
•Laboratory equipment                5 years
-    Furniture                                5 years
-    Computer hardware/software        3-5 years
The assets’ residual values and useful lives are reviewed, and adjusted if appropriate, at each balance sheet date.
An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount (also refer to 3.15).
Gains and losses on disposals are determined by comparing proceeds with carrying amounts. These are included in the income statement.

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3.14    Intangible assets
Licenses
Acquired patents have a definite useful life and are carried at cost less accumulated amortization and impairment losses. Amortization is calculated using the straight-line method to allocate the cost of patents over their estimated useful lives (generally 10 years unless a patent expires prior to that date). Amortization begins when an asset is available for its intended use.
3.15    Impairment of tangible and intangible assets
The Company reviews long-lived assets, including property and equipment, for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. Factors that the Company considers in deciding when to perform an impairment review include significant underperformance of the business in relation to expectations, significant negative industry or economic trends, and significant changes or planned changes in the use of the assets. If an impairment review is performed to evaluate a long-lived asset for recoverability, the Company compares forecasts of undiscounted cash flows expected to result from the use and eventual disposition of the long-lived asset to its carrying value. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of an asset are less than its carrying amount. The impairment loss would be based on the excess of the carrying value of the impaired asset over its fair value, determined based on discounted cash flows. To date, the Company has not recorded any impairment losses on long-lived assets.
3.16    Financial assets
All financial assets are recognized and derecognized on trade date where the purchase or sale of a financial asset is under a contract whose terms require delivery of the financial asset within the timeframe established by the market concerned, and are initially measured at fair value, plus transaction costs, except for those financial assets classified as at fair value through profit or loss, which are initially measured at fair value.
(a)    Other financial assets
Other financial assets are carried at cost and assessed for indicators of impairment at the end of each reporting period. Other financial assets are investments in unquoted equity instruments that are not carried at fair value because their fair value cannot be reliably measured. They are included in non-current assets unless Management intends to dispose the investment within 12 months of the balance sheet date.

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3.17    Derivative financial instruments

Derivatives financial instruments are initially recognized at fair value at the date a derivative contract is entered into and are subsequently remeasured to their fair value at the end of each reporting period. The fair value is based on the market prices of the instruments. Derivatives are carried as assets when the fair value is positive and as liabilities when the fair value is negative. To the extent that no formal hedge accounting is applied, any gains and losses arising from changes in the fair value of the instruments are recognized in the statement of income during the period in which they arise.
3.18    Cash and cash equivalents

Cash and cash equivalents include cash in hand and all highly liquid investments with maturities of three months or less that are convertible to a known amount of cash and bear an insignificant risk of change in value.
3.19 Restricted cash
In connection with a loan agreement with ABNAMRO-bank amounting to EUR 2,250,000, an amount of EUR 750,000 is not at our free disposal (locked up as part of the securisation of the loan). The restricted amount is reduced EUR 62,500 per quarter in connection with the quarterly repayments of the loan starting April 1, 2013. The amount is presented as restricted cash on the balance sheet.

3.20    Financial liabilities and equity instruments
Debt and equity instruments are classified as either financial liabilities or as equity in accordance with the substance of the contractual arrangement.

(a) Equity instruments
An equity instrument is any contract that evidences a residual interest in the assets of an entity after deducting all of its liabilities. Equity instruments issued by the Company are recognized at the proceeds received, net of direct issue costs.

(b) Compound instruments
The component parts of compound instruments (convertible bonds) issued by the Company are classified separately as financial liabilities and equity in accordance with the substance of the contractual arrangement. At the date of issue, the fair value of the liability component is estimated using the prevailing market interest rate for a similar non-convertible instrument. This amount is recorded as a liability on an amortized cost basis using the effective interest method until extinguished upon conversion or at the instrument’s maturity date. The equity component is determined by deducting the amount of the liability component from the fair value of the compound instrument as a whole. This is recognized and included in equity, net of income tax effects, and is not subsequently remeasured.

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(c) Other financial liabilities
Other financial liabilities, including borrowings, are initially measured at fair value, net of transaction costs incurred, and are subsequently measured at amortized cost using the effective interest method, with interest expense recognized on an effective yield basis.
The effective interest method is a method of calculating the amortized cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments through the expected life of the financial liability, or, where appropriate, a shorter period.

Borrowings and other financial liabilities are classified as ‘non-current liabilities’ unless the Company has liabilities with maturities up to one year, which are classified as “current liabilities”.

The Company derecognizes financial liabilities when the liability is discharged, cancelled or expired.
3.21 Research and development costs and credits
Costs relating to research and development (R&D) are charged to operating expenses as incurred. ProFibrix B.V. receives grants and other credits from several Dutch institutes (see 3.5 above). For as far as such government grants and other credits cover R&D costs, these are recorded as R&D credits in the R&D line in the consolidated statements of operations in the period in which such costs occur.
3.22 Clinical trial accruals
Clinical trial costs are a component of research and development expenses. The Company accrues and expenses clinical trial activities performed by third parties based upon actual work completed in accordance with agreements established with clinical research organizations and clinical sites. The Company determines the actual costs through review of documentation, discussions with internal personnel and external service providers, data as to the progress or stage of completion of trials or services, and the agreed-upon fee to be paid for such services.
Nonrefundable advance payments for goods and services that will be used or rendered in future research and development activities, are deferred and recognized as expense in the period that the related goods are delivered or services are performed.

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4.     Financial risk management
4.1    Risk management policies
The Company’s activities expose it to a variety of financial risks: market risk (including currency risk, interest rate risk and price risk), credit risk and liquidity risk. The Company’s overall financial risk management seeks to minimize potential adverse effects resulting from unpredictability of financial markets on the Company’s financial performance.
Risk management is carried out by the finance department. The finance department identifies and evaluates financial risks and hedges these risks if deemed appropriate.
(a)Market risk
Foreign exchange risk arises from future commercial transactions and recognized assets and liabilities in foreign currencies. In the years presented, the Company had no significant outstanding receivables, but had significant expenditures in various currencies, predominately in US-Dollars and British-Pounds. The Company has an exposure associated with the time delay between entering into a contract, budget or forecast and the realization thereof. It is the Company’s policy to manage these exposures by hedging foreign currency risks on a selective basis by Management’s decision. As of December 31, 2012 no hedge instruments related to foreign currency risks were outstanding. The impact of fair value measurements on the financial statements is limited. We included the disclosure requirements of ASC 820 (Fair Value Measurement) in the notes of the applicable account balance (where relevant).
(b) Interest rate risk
The Company is exposed to interest rate risks as a result of changes in the market interest rates compared to loans with fixed rates. The Company has three loans with fixed interest rates, which total € 20.6 million at 31 December 2012. The Company has one loan amounting to € 2.25 million which bears a floating interest rate. By use of interest rate swaps the floating interest rate has been swapped into a fixed interest rate. Details on the interest rates and maturity of these loans are provided in note 17 “Long-term liabilities”.
(c) Credit risk
Credit risk represents the risk of financial loss caused by default of the counterparty. The Company has no large receivables balances with external parties. The Company’s principal financial assets are cash and cash equivalents which are placed at Rabobank and ABN AMRO-bank.
(d) Liquidity risk
Liquidity risk represents the risk that an entity will encounter difficulty in meeting obligations associated with its financial liabilities. Prudent liquidity risk management implies ensuring sufficient availability of cash resources for funding of the operations and planning to raise cash as if and when needed, either through issue of shares or through credit facilities. Management monitors rolling forecasts of the Company’s liquidity reserve on the basis of expected cash flow.

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The Company strengthened its financial position in February 2012 through the successful closing of a EUR 12.0 million convertible notes payable Agreement with its existing investors, followed in November 2012 with an additional convertible notes payable Agreement amounting to EUR 6.0 million also sponsored by all four existing investors.
On November 28, 2012 Agentschap NL granted the Company a second loan under its Innovation Credit scheme of EUR 4.7 million to finance the further Phase III clinical development of FibrocapsTM. The first payment amounting to EUR 2.0 million have been received in January 2013.
Our liquidity analysis consist of the following cash outflow from financial liabilities:

(in thousands)	Total	< 1 year	1-3 years
	EUR	EUR	EUR

Cash outflow from loans	24,003	17,173	6.830
Under the cash outflow from loans with a maturity < 1 year, an amount of EUR 12,467 is included regarding a convertible notes payable which is expected to convert into Preference B-shares in 2013 and therefore will likely not lead to cash outflows.

In November 2012 the Company strengthened its financial position with an additional convertible notes payable Agreement amounting to EUR 6.0 million also sponsored by all four existing investors (of which EUR 3.0 million had been drawn before year-end). On April 20, 2013 the Company agreed to increase the additional convertible notes payable with EUR 3.0 million to a total amount of EUR 9.0 million.
On November 28, 2012 Agentschap NL granted the Company a second loan under its Innovation Credit scheme of EUR 4.7 million to finance the further Phase III clinical development of FibrocapsTM. The first payment amounting to EUR 2.0 million has been received in January 2013 and the second payment amounting to EUR 2.7 million has been received in April 2013.
On June 4, 2013 the Company and The Medicines Company announced an agreement for The Medicines Company to purchase all of the outstanding capital stock of ProFibrix B.V. subject to satisfactory review of the pending Phase 3 clinical trial results of our lead product FibrocapsTM. Under the terms of the agreement we received a USD 10 million upfront option payment. If the Medicines Company is satisfied with the trial results it will purchase all of the outstanding capital stock at closing after conversion of the € 12.0 million convertible notes payable received in 2012. The additional convertible notes payable amounting to € 9.0 million (of which currently € 7.0 million is drawn) and the loans from Agentschap NL and ABNAMRO-bank will be repaid at closing (including accumulated interest). We received positive data from our phase 3 clinical trials and after review by the Medicines Company, the purchase options for all the outstanding capital stock of the Company was executed by them. Closing of the acquisition took place on August 5, 2013.
The Medicines Company confirmed to provide the resources that are necessary for the Company to meet its financial obligations.

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5.     Research and development costs
The research and development costs amounted to € 16,346,959 in 2012 and comprise allocated employee costs, clinical development costs, the costs of materials and laboratory consumables, license- and IP-costs, allocated depreciation costs and allocated other costs.
6.      Employee benefits

2012
EUR

Wages and salaries	3,079,081
Social security costs	182,656
Stock-based compensation (Note 16.3)	113,930
Pension costs – defined contribution plans	139,075
Other personnel costs	178,710
3,693,452

Average number of R&D employees	19.2
Average number of General and Administrative employees	4.5
Average number of employees for the period	23.7

Number of employees at December 31 (converted to FTE)	24.8
At December 31, 2012 7.0 FTE were employed in foreign countries.
Included in the wages and salaries for 2012 is an amount of EUR 195,249 with respect to WBSO grants.

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7.      Financial income and expense

2012
EUR
Financial income:
- Current accounts	38,033
- Exchange rate differences	138,774
176,807

Financial expense:
- Interest loan-Innovatiekrediet	643,314
- Interest loan-Uitdagerskrediet	77,792
- Interest and costs loan ABNAMRO-bank	138,292
- Fair value interest rate swap	1,156
- Interest convertible notes payable	479,398
- Interest/fair value equity options convertible notes payable	-
- Costs new financing	81,000
1,420,952

Financial expense (net)	(1,244,145)

8.     Income taxes

The calculation of the tax charge is as follows:

	2012
	EUR

Income tax provision based on domestic rate (25%)	4,766,034
Effects of tax rates in foreign jurisdictions	(21,510)
Adjustments in respect of tax incentives	720,000
	5,464,524
Less: Valuation allowance	(5,511,605)
Income tax charge	(47,081)	-0,2%
The Company’s only US subsidiary recharges its costs incurred to its parent company with an at arm’s length mark-up. As a result the US subsidiary is profitable and pays a small amount of income taxes in the US. A current tax payable is recognized in other current liabilities for EUR 12,678 related to the tax expense of this subsidiary.

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Due to the operating losses incurred since inception the Company has no tax provisions at ProFibrix B.V. level. Deferred tax assets reflect the net tax effects of net operating loss and tax credit carryforwards and temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The significant components of the deferred tax assets are as follows:

Deferred tax assets	2012

Net operating loss carryforwards	13,868,450
Other	13,655
Total gross deferred tax assets	13,882,105

Valuation allowance	(13,868,450)
Net deferred tax asset	13,655
Realization of deferred tax assets is dependent on future earnings, if any, the timing and amount of which are uncertain. Accordingly, the Company’s net deferred tax assets related to operating loss and tax credit carryforwards have been fully offset by a valuation allowance. According to current tax regulations the first amount of the tax loss carryforwards will expire in 2013 and the last will expire in 2021. The other deferred tax assets relate to temporary differences between commercial and fiscal books for the Company’s US operations.

It is the Company’s policy to recognize interest and penalties related to income tax matters in income tax expense. As of December 31, 2012, the Company had no uncertain tax position and consequentially no accrued interest and penalties related to uncertain tax positions.

9.    Property and equipment

	Lab Equipment	Office furniture	Total
	EUR	EUR	EUR
Cost
Balance at December 31, 2011	203,620	97,041	300,661
Additions	15,032	10,323	25,355
Effect of changes in exchange rates	-	(1,149)	(1,149)
Balance at December 31, 2012	218,652	106,215	324,867

Accumulated depreciation
Balance at December 31, 2011	102,706	50,961	153,667
Depreciation	39,363	20,886	60,249
Effect of changes in exchange rates	-	(497)	(497)
Balance at December 31, 2012	142,069	71,350	213,419

Carrying amount
December 31, 2012	76,583	34,865	111,448

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10.        Intangible assets

Patents
EUR
Cost
Balance at December 31, 2011	146,960
Additions	-
Balance at December 31, 2012	146,960
Accumulated amortization and impairment
Balance at December 31, 2011	101,745
Amortization expense	14,696
Balance at December 31, 2012	116,441

Carrying amount December 31, 2012	30,519
11. Investments
Other financial assets relate to the cost value less impairments of the non-consolidated interest in Haemostatix Ltd., Nottingham United Kingdom. As part of an option agreement dated November 4, 2005, ProFibrix received in 2006 EUR 60,000 in cash and 90,427 in shares of Haemostatix Ltd. being the equivalent of EUR 40,000. In 2010 ProFibrix invested € 1,465 in a Series E-round. Our interest in Haemostatix Ltd. amounts to 0.7% as per 31 March 2012. Haemostatix shares are not traded on an active market and, as a result, a quoted market price is not available. The shares are valued at EUR 0, being management’s best estimate. In total
€ 41,466 impairment losses have been recognized in prior years.

12.    Other receivables

31.12.2012
EUR

Value added tax	83,410
Deferred taxation	13,655
Prepayments	247,106
Other	78,106
422,277
All other receivables are considered short-term and due within one year. Refer to note 9 for further disclosures on the deferred tax asset.

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13.    Stockholders’ deficit
13.1    Issued stock

	Common	Preferred	Preferred	Share
	stock	A stock	B stock	capital
Share capital	EUR	EUR	EUR	EUR

Balance at December 31, 2011	56,439	124,345	164,145	344,929
New shares issued	-	-	-	-
Balance at December 31, 2012	56,439	124,345	164,145	344,929

	Common	Preferred	Preferred	Number of
	stock	A stock	B stock	Issued shares
Number of issued shares

Balance at December 31, 2011	5,643,925	12,434,523	16,414,459	34,492,907
New stock issued	-	-	-	-
Balance at December 31, 2012	5,643,925	12,434,523	16,414,459	34,492,907

	Common	Preferred	Preferred	Share
	stock	A stock	B stock	premium
Additional Paid-in Capital	EUR	EUR	EUR	EUR

Balance at December 31, 2011	1,225,716	8,828,512	18,737,821	28,792,049
Issue of new shares	-	-	-	-
Warrants issued with convertible notes payable	52,034	-	-	52,034
Stock-based compensation	113,930	-	-	113,930
Balance at December 31, 2012	1,391,680	8,828,512	18,737,821	28,958,013
The authorized share capital of the Company amounting to EUR 888,876 consists of 29,629,200 common stock, 29,629,200 preferred A stock and 29,629,200 preferred B stock, each with a par value of EUR 0.01 per share. All issued shares have been fully paid in cash.
The preferred stock include a liquidation and anti-dilution preference. Preferred A and B stock can be converted into common stock at any time. Certain decisions of the Management Board are subject to approval of the meeting of holders of preferred A and B stock.

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13.2    Stock options
The Company operates an equity-settled stock-based compensation plan. The Remuneration Committee of the Supervisory Board may grant options to employees, directors and members of the Supervisory Board and consultants. The compensation expenses included in operating costs for those plans were € 113,930 in 2012. Options granted under the stock option plan are exercisable once vested. Granted options vest over a period of four years (25% after one year, there after straightline per quarter). Under certain conditions and with prior approval of the Supervisory Board options can be exercised upon the grant date. The options expire ten years after date of grant. Options granted under the stock option plan are granted at exercise prices which equal the fair value of the ordinary shares of the Company at the date of the grant.
The Company accounts for its employee stock options under the fair value method. The fair value of the options is estimated at the date of grant using the Black-Scholes option-pricing model, with the following assumptions:

Options granted in 2012

Dividends	-
Expected life	2.5 years
Risk-free interest rate	0.5%
Volatility	66.7%
Movements in the number of options outstanding and their related weighted average exercise prices are as follows:

	Number of options	Average exercise price
		EUR

Balance at December 31, 2011	3,621,843	0.40
Granted	437,912	0.44
Forfeited	-	-
Exercised	-	-
Lapsed	-	-
Balance at December 31, 2012	4,059,755	0.40
Other details with respect to stock options are set out in the table below:

2012
Average remaining contractual term of currently vested awards (years)	6.26
Total amount of compensation cost to be recognized in future years for unvested awards	75,936
Weighted-average future period over which compensation cost is expected to be recognized for unvested awards (years)	1.4
14.    Long-term liabilities

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31.12.2012
EUR

Loans from Agentschap NL:
- Uitdagerskrediet	-
- Innovatiekrediet	4,500,000
- Accrued interest Innovatiekrediet	1,286,418
ABNAMRO-bank	1,687,500
Derivative financial instruments	115,068
7,588,986
(a)        Uitdagerskrediet
ProFibrix started a development project in the year 2008 of which the expected costs approximated EUR 3,476,859. For this project Agentschap NL, the department of the
Ministry of Economic Affairs responsible for grants, has granted a loan facility of 35%
of the costs incurred until December 31, 2009, with a maximum of EUR 1,000,000. As at December 31, 2009 the maximum amount under this loan facility was received from
Agentschap NL. The amount due in 2013 has been presented under current liabilities.
The loan bears interest at 0%. The securities for amounts due to Agentschap NL are a pledge on all intangible and tangible fixed assets which are co-financed with the awarded grant. As per October 1, 2012 40% of the loan facility has been repaid. As per October 1, 2013 60% has to be repaid. Using prevailing market interest rates for an equivalent loan of 11%, the fair value of the loan is estimated at EUR 554,273 at December 31, 2012. The difference between the nominal value and the fair value of the loan, is the fair value of the benefit derived from the interest-free loan which is recognized as deferred grant income.
(b)        Innovatiekrediet
Agentschap NL has granted the Company a second loan under its new Innovation Credit scheme of up to EUR 5 million to finance the further clinical development of FibrocapsTM. In 2010 the first payments amounting to EUR 2,320,150 have been received. In 2011 the last payments amounting to EUR 2,679,850 have been received. The loan bears interest at 11.4%, to be paid in arrears. As per November 1, 2013 10% of the loan facility has to be repaid, as per
November 1, 2014 20% and as per November 1, 2015 the additional 70% plus the total amount of accrued interest. The securities for amounts due to Agentschap NL are a pledge on all intangible and tangible fixed assets which are co-financed with the awarded grant.
(c)        ABNAMRO-bank
In March 2011 the Company entered into a loan agreement (“MKB Borgstellingskrediet”) with ABNAMRO-bank amounting to EUR 2,250,000 of which EUR 750,000 is not at our free disposal (locked up as part of the securisation of the loan). We have granted a right of pledge on inventory, stock, receivables to ABN AMRO Bank to secure the repayment of the loan. The loan bears a floating interest rate. As per April 1, 2013 the loan has to be repaid in 12 equal quarterly installments amounting to EUR 187,500 each.

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As part of the loan agreement the Company entered into derivative instruments (interest rate swaps) for the management of interest rate risks. Under interest rate swap contracts the Company agrees to exchange the difference between fixed and floating interest rate amounts calculated on the principal loan amount. Such contracts enable the Company to mitigate the risk of changing interest rates and the cashflow exposures on the issued variable rate debt. The fair value of interest rate swaps at the end of the reporting period is determined by discounting the future cash flows using the curves at the end of the reporting period and the credit risk inherent in the contract. The changes in fair value are recognized in the profit and loss account. The fair value of the interest rate swaps as per December 31, 2012 amounts to EUR 115,068.
15.    Current liabilities

31.12.2012
EUR

Accounts payable	1,322,887
Convertible notes payable	14,947,966
Interest convertible notes payable	479,398
Short-term part of borrowings	1,616,773
Social securities and other taxes	83,260
Deferred grant income	45,727
Employee bonuses	506,832
Invoices to be received	590,248
Other	396,361
19,989,452
The majority of our current liabilities are denominated in Euro.
Convertible notes payable
On February 27, 2012 the Company entered into a convertible notes payable agreement with its existing shareholders amounting to EUR 12,000,000. The loan bears interest at 8.0%, to be paid in arrears. The loan, including accrued interest, matures post Phase III, but no later than July 1, 2013. The total loan amount will be converted into preference B-shares. The conditions of the loan have been evaluated and no equity component was recognized.
On November 22, 2012 the Company entered into a second convertible notes payable agreement with its existing shareholders amounting to EUR 6,000,000 of which EUR 3,000,000 has been received in 2012. The loan bears interest at 8.0%, to be paid in arrears. The loan, including accrued interest, matures on July 1, 2013. The total loan amount including accrued interest will either be paid out in cash (see below) or converted into preference B-shares. The lending shareholders have a right to a commitment fee of 10% of the commitment for the period from signing until utilization. The commitment fee per December 31, 2012 amounts to EUR 37,500 and is recorded under accrued expenses.

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As part of the agreement the Company granted 121,000 warrants to the lending shareholders in connection with the receipt of the first tranche of EUR 3,000,000. Another 121,000 warrants will be granted to the lending shareholders when the second tranche of EUR 3,000,000 will be drawn by the Company. Each warrant entitles the lending shareholder to acquire one ordinary share upon payment of the nominal value per share of EUR 0,01. The warrants may be exercised during the term of the loan. In case a liquidation event (other than an IPO) occurs prior to the maturity date, the total loan amount of the second loan, including accrued interest at a rate of 30% per annum, will be repaid in cash at the time of the closing of the liquidation event. In case an IPO occurs prior to the maturity date, the loan amount, including accrued interest at a rate of 8% per annum, will convert into preference B-shares.
The conditions of the loan have been evaluated. The proceeds from the convertible notes payable have been allocated to the notes payable and the detachable warrants based on their relative fair value. The portion of the proceeds so allocated to the warrants (EUR 52,034) has been accounted for as Paid-in Capital.
Deferred grant income
The deferred grant income arises as a result of the benefit received from an interest-free government loan received in February 2008 and April 2009 (see note 17(a)). The grant income will be recorded in ‘Financial income and expense’ in 2013 (EUR 45,727).
16.    Contingencies

(a) Milestone payments and royalties
In the course of its business the Company enters as licensee into contracts with other parties to obtain freedom to operate with regard to the development and marketing of its pipeline products. The Company will need to pay milestone payments whenever defined milestones will be met (under one major license agreement GBP 100,000 per year) and Royalty payments to the licensors based on future sales levels. As future sales levels are uncertain, as well as if and when the milestones will be met, the financial effect of these agreements cannot be estimated reliably.
(b) Claims
There are no claims known at all to Management related to the activities of the Company.

17.    Commitments
Operating lease commitments
Annual lease obligations entered into with third parties in respect of property are EUR 235,000. The remaining term of the lease contracts is 1.0 year or less. An amount of EUR 242,327 was recorded as operating lease expenses in the consolidated profit and loss account.
The obligations for other leases entered into with third parties are EUR 8,600. Of this amount EUR 4,000 is due after one year.

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18.    Related-party transactions
Balances and transactions between the Company and its subsidiary, which is a related party of the Company, have been eliminated on consolidation and are not disclosed in this note. Details of transactions between the Company and other related parties are disclosed below.
(a) Other related party transactions
The Company has a subcontracting agreement with Bioceros B.V. which is a related party, since a member of the Company’s Supervisory Board (till February 2011) and shareholder,
M. de Boer, is also member of the Supervisory Board of Bioceros B.V.
During 2012, the Company received services from Bioceros B.V. totaling EUR 18,588 excluding VAT. At December 31, 2012 no amounts were owed to
Bioceros B.V. All amounts due to Bioceros B.V. have been settled in cash at arm’s length terms as stipulated in the various agreements between the two parties.

19.    Subsequent events
In November 2012 the Company strengthened its financial position with an additional convertible notes payable Agreement amounting to EUR 6.0 million sponsored by all four existing investors (of which EUR 3.0 million had been drawn before year-end). On April 20, 2013 the Company agreed to increase the additional convertible notes payable with EUR 3.0 million to a total amount of EUR 9.0 million.
On November 28, 2012 Agentschap NL granted the Company a second loan under its Innovation Credit scheme of EUR 4.7 million to finance the further Phase III clinical development of FibrocapsTM. The first payment amounting to EUR 2.0 million has been received in January 2013 and the second payment amounting to EUR 2.7 million has been received in April 2013.
On June 4, 2013 the Company and The Medicines Company announced an agreement for The Medicines Company to purchase all of the outstanding capital stock of ProFibrix B.V. subject to satisfactory review of the pending Phase 3 clinical trial results of our lead product FibrocapsTM. Under the terms of the agreement we received a USD 10 million upfront option payment. If the Medicines Company is satisfied with the trial results it will purchase all of the outstanding capital stock at closing after conversion of the € 12.0 million convertible notes payable received in 2012. The additional convertible notes payable amounting to € 9.0 million (of which currently € 7.0 million is drawn) and the loans from Agentschap NL and ABNAMRO-bank will be repaid at closing (including accumulated interest). We received positive data from our phase 3 clinical trials and after review by the Medicines Company, the purchase options for all the outstanding capital stock of the Company was executed by them. Closing of the acquisition took place on August 5, 2013.
The Medicines Company confirmed to provide the resources that are necessary for the Company to meet its financial obligations.

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Independent auditor's report
To: The Supervisory Board of Profibrix BV
Report on the financial statements
We have audited the accompanying consolidated financial statements of Profibrix BV and subsidiary, a development stage company, which comprise the Consolidated Balance Sheet as of December 31, 2012, and the related Statement of Operations, Comprehensive Income, Stockholders’ Deficit and Cash Flows for the year then ended, and for the period from January 29, 2004 (inception) through December 31, 2012, and the related notes to the financial statements.
Management's responsibility
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditor's responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error.
In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

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Opinion with respect to the financial statements
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Profibrix BV and subsidiary as of December 31, 2012 and the results of their operations and their cash flows for the year then ended, and for the period from January 29, 2004 (inception) through December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte Accountants BV
Eindhoven, The Netherlands
August 5, 2013

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